Exhibit 10.1
SIXTH AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF UNITED DOMINION REALTY, L.P.
               This SIXTH AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNITED DOMINION REALTY, L.P., dated as of December 9, 2008 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “General Partner”), as the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred on the General Partner pursuant to Section 11.01 of the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2004, as amended to date (the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
               WHEREAS, the Board of Directors of the General Partner has approved this Amendment.
               NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Section 8.05(f)(i) of the Agreement is hereby amended to read in its entirety as follows:
“In the event that the Company (A) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (B) subdivides its outstanding REIT Shares, or (C) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date; provided, however, that notwithstanding the foregoing, if the Company declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares (including a dividend in which stockholders may elect to receive all or a portion of such dividend in cash), no adjustment shall be made if, promptly thereafter, with respect to any dividend or distribution with respect to REIT Shares, the Partnership pays a distribution with respect to each Partnership Unit consisting of a number of Partnership Units (or fraction thereof) equal to the product of (i) the quotient obtained by dividing (a) the aggregate number of REIT Shares paid by the Company as a dividend to all stockholders, by (b) the aggregate number of REIT Shares outstanding as of the close of business on the record date for such dividend, and (ii) the number of REIT Shares for which such Partnership Unit is then redeemable pursuant to Section 8.05.”
2.	The definition of “Dividend Equivalent” as set forth in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:
“DIVIDEND EQUIVALENT” as to any Partner means the amount of distributions such Partner would have received for the quarter (or other distribution period) from REIT Shares if such Partner owned the number of REIT Shares equal to the product of such Partner’s Partnership Units and the Conversion Factor for the Partnership Record Date pertaining to such quarter (or other distribution period); provided, however, that for purposes of determining any Partner’s Dividend Equivalent for any period for which the Company pays a dividend with respect to REIT Shares in which holders of REIT Shares have an option to elect to receive such dividend in cash or additional REIT Shares, the amount of distributions such Partner shall be deemed to have received with respect to such dividend (if such Partner was deemed to own the specified number of REIT Shares) shall be equal to the product of (i) the specified number of REIT Shares deemed to be owned by such Partner, and (ii) the quotient obtained by dividing (a) the aggregate amount of cash paid by the Company in such dividend to all holders of REIT Shares, by (b) the aggregate number of REIT Shares outstanding as of the close of business on the record date for such dividend.”
3.	Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

               IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER: UDR, INC.
By:	/s/ Warren L. Troupe
	Name:	Warren L. Troupe
	Title:	Senior Executive Vice President